                                                                  Exhibit (c)(1)

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              SUPERIOR TELECOM INC.

                              SUT ACQUISITION CORP.

                                       AND

                            ESSEX INTERNATIONAL INC.

                          DATED AS OF OCTOBER 21, 1998



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                                TABLE OF CONTENTS


                                                                                                               PAGE

ARTICLE I THE OFFER...............................................................................................2
         SECTION 1.01.            The Offer.  ....................................................................2
         SECTION 1.02.            Company Action. ................................................................4
         SECTION 1.03.            Directors.......................................................................5

ARTICLE II            THE MERGER..................................................................................6
         SECTION 2.01.            The Merger......................................................................6
         SECTION 2.02.            Effective Time..................................................................6
         SECTION 2.03.            Effect of the Merger............................................................7
         SECTION 2.04.            Certificate of Incorporation; By-Laws...........................................7
         SECTION 2.05.            Directors and Officers..........................................................7
         SECTION 2.06.            Effect on Capital Stock.........................................................7
         SECTION 2.07.            Exchange of Certificates; Exchange Agent........................................9
         SECTION 2.08.            Stock Transfer Books...........................................................11
         SECTION 2.09.            Dissenting Shares..............................................................11
         SECTION 2.10.            No Further Ownership Rights in Company Common Stock............................12
         SECTION 2.11.            Lost, Stolen or Destroyed Certificates.........................................12
         SECTION 2.12.            Taking of Necessary Action; Further Action.....................................12

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................12
         SECTION 3.01.            Organization and Qualification; Subsidiaries...................................12
         SECTION 3.02.            Certificate of Incorporation and By-Laws.......................................13
         SECTION 3.03.            Capitalization.................................................................13
         SECTION 3.04.            Authority Relative to This Agreement...........................................14
         SECTION 3.05.            Material Contracts; No Conflict, Required Filings and Consents.................14
         SECTION 3.06.            Compliance, Permits............................................................15
         SECTION 3.07.            SEC Filings, Financial Statements..............................................16
         SECTION 3.08.            Absence of Certain Changes or Events...........................................17
         SECTION 3.09.            No Undisclosed Liabilities.....................................................17
         SECTION 3.10.            Absence of Litigation..........................................................17
         SECTION 3.11.            Employee Benefit Plans; Employment Agreements..................................17
         SECTION 3.12.            Labor Matters..................................................................20
         SECTION 3.13.            Restrictions on Business Activities............................................21
         SECTION 3.14.            Taxes..........................................................................21
         SECTION 3.15.            Environmental Matters..........................................................22
         SECTION 3.16.            Brokers........................................................................23
         SECTION 3.17.            Intellectual Property..........................................................23
         SECTION 3.18.            Vote Required..................................................................25
         SECTION 3.19.            Opinions of Financial Advisors.................................................25
         SECTION 3.20.            Year 2000 Compliance...........................................................25

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

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF PARENT AND
                      MERGER SUB.................................................................................25
         SECTION 4.01.            Organization and Qualification.................................................25
         SECTION 4.02.            Authority Relative to this Agreement...........................................26
         SECTION 4.03.            No Conflict, Required Filings and Consents.....................................26
         SECTION 4.04.            Certificate of Incorporation and By-Laws.......................................27
         SECTION 4.05.            Capitalization.................................................................27
         SECTION 4.06.            SEC Filings, Financial Statements..............................................28
         SECTION 4.07.            Absence of Certain Changes or Events...........................................29
         SECTION 4.08.            Restrictions on Business Activities............................................29
         SECTION 4.09.            Compliance, Permits............................................................29
         SECTION 4.10.            No Undisclosed Liabilities.....................................................30
         SECTION 4.11.            Absence of Litigation..........................................................30
         SECTION 4.12.            Environmental Matters..........................................................30
         SECTION 4.13.            Opinion of Financial Advisor...................................................31

ARTICLE V             CONDUCT OF BUSINESS BY THE COMPANY.........................................................31
         SECTION 5.01.            Conduct of Business by the Company.............................................31
         SECTION 5.02.            No Solicitation................................................................33
         SECTION 5.03.            Information Supplied...........................................................34

ARTICLE VI            ADDITIONAL AGREEMENTS......................................................................35
         SECTION 6.01.            Filings, Other Actions; Notification...........................................35
         SECTION 6.02.            Stockholders' Meetings.........................................................36
         SECTION 6.03.            Access to Information; Confidentiality.........................................37
         SECTION 6.04.            Consents, Approvals............................................................37
         SECTION 6.05.            Stock Options..................................................................38
         SECTION 6.06.            Employment Matters.............................................................38
         SECTION 6.07.            Agreements of Affiliates.......................................................38
         SECTION 6.08.            Indemnification................................................................38
         SECTION 6.09.            Notification of Certain Matters................................................39
         SECTION 6.10.            Further Action.................................................................40
         SECTION 6.11.            Public Announcements...........................................................40
         SECTION 6.12.            Listing and Delisting..........................................................40
         SECTION 6.13.            Expenses.......................................................................40
         SECTION 6.14.            Financing......................................................................40

ARTICLE VII           CONDITIONS TO THE MERGER...................................................................41
         SECTION 7.01.            Conditions to Obligation of Each Party to Effect the Merger....................41
         SECTION 7.02.            Additional Condition to Obligation of the Company .............................41


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

ARTICLE VIII          TERMINATION................................................................................42
         SECTION 8.01.            Termination....................................................................42
         SECTION 8.02.            Effect of Termination..........................................................43
         SECTION 8.03.            Fees and Expenses..............................................................43

ARTICLE IX            GENERAL PROVISIONS.........................................................................44
         SECTION 9.01.            Effectiveness of Representations, Warranties and Agreements....................44
         SECTION 9.02.            Notices........................................................................45
         SECTION 9.03.            Certain Definitions............................................................46
         SECTION 9.04.            Amendment......................................................................49
         SECTION 9.05.            Waiver.........................................................................49
         SECTION 9.06.            Headings.......................................................................49
         SECTION 9.07.            Severability...................................................................49
         SECTION 9.08.            Entire Agreement...............................................................49
         SECTION 9.09.            Assignment, Merger Sub.........................................................49
         SECTION 9.10.            Parties in Interest............................................................50
         SECTION 9.11.            Failure or Indulgence Not Waiver; Remedies Cumulative..........................50
         SECTION 9.12.            Governing Law..................................................................50
         SECTION 9.13.            Counterparts...................................................................50
         SECTION 9.14.            Waiver of Jury Trial...........................................................50


EXHIBIT A             CONDITIONS TO THE OFFER...................................................................A-1

EXHIBIT B             CERTIFICATE OF DESIGNATION................................................................B-1

EXHIBIT C             STOCKHOLDERS AGREEMENT....................................................................C-1

EXHIBIT D             RESTATED CERTIFICATE OF INCORPORATION.....................................................D-1

EXHIBIT E             FORM OF AFFILIATE AGREEMENT...............................................................E-1

EXHIBIT F             FORM OF INDENTURE.........................................................................F-1


                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of October 21, 1998 (this "Agreement"), among SUPERIOR TELECOM INC., a Delaware corporation ("Parent"), SUT ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and ESSEX INTERNATIONAL INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS, each of the boards of directors of Parent, Merger Sub and the Company has determined that it is advisable and in the best interests of their respective stockholders for Parent to enter into a business combination with the Company upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of such combination, it is proposed that Merger Sub shall make a cash tender offer (the "Offer") to acquire up to 22,562,135 of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock") for $32.00 per share of Company Common Stock (such amount, or any greater amount per share of Company Common Stock paid pursuant to the Offer, being hereinafter referred to as the "Per Share Amount") net to the seller in cash (subject to applicable withholding of taxes), upon the terms and subject to the conditions of this Agreement and the Offer;

     WHEREAS, the board of directors of the Company (the "Board") has approved the making of the Offer and resolved and agreed to recommend that holders of Company Common Stock tender their shares of Company Common Stock pursuant to the Offer;

     WHEREAS, also in furtherance of such combination, each of the boards of directors of Parent, Merger Sub and the Company has approved the merger (the "Merger") of Merger Sub with and into the Company in accordance with the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), and upon the terms and subject to the conditions set forth herein;

     WHEREAS, pursuant to the Merger, each outstanding share of Company Common Stock other than shares of Company Common Stock owned directly or indirectly by Parent, Merger Sub or the Company and Dissenting Shares (as defined in Section 2.09(a)) shall be converted into the right to receive the Merger Consideration (as defined in Section 2.07(b)), consisting of shares of Series A Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share, of Parent ("Parent Preferred Stock") having the powers, preferences, rights, qualifications, limitations and restrictions in the form set forth in Exhibit B hereto and, if applicable, cash upon the terms and subject to the conditions set forth herein;

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent, Merger Sub and certain stockholders of the Company (the "Stockholders") are entering into a stockholders agreement ("Stockholders Agreement") in the form attached hereto as Exhibit C pursuant to which such Stockholders are agreeing to take certain actions to support the transactions contemplated by this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:


                                    ARTICLE I
                                    THE OFFER

     SECTION 1.01. The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Article VIII, Merger Sub shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Offer as promptly as reasonably practicable after the date hereof, but in no event later than five business days after the initial public announcement on the date hereof or the following day of Merger Sub's intention to commence the Offer. The obligation of Merger Sub to accept for payment and pay for shares of Company Common Stock tendered pursuant to the Offer shall only be subject to (i) the condition (the "Minimum Condition") that at least the number of shares of Company Common Stock (together with the shares of the Company Common Stock, if any, then owned by Parent or Merger Sub) constituting a majority of the then outstanding shares of Company Common Stock on a fully diluted basis shall have been validly tendered and not withdrawn prior to the expiration of the Offer and (ii) the satisfaction or waiver of the other conditions set forth in Exhibit A. As used herein, "fully diluted basis" means issued and outstanding shares of Company Common Stock and shares of Company Common Stock subject to issuance under vested Options (as defined in Section 2.06(c)) and shares of Company Common Stock subject to issuance upon exercise of outstanding warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or securities convertible or exchangeable for such capital stock, but shall not include unvested Options. Merger Sub expressly reserves the right, subject to compliance with the Exchange Act, to waive any such condition, to increase the Per Share Amount and to make any other changes in the terms and conditions of the Offer; provided, however, that unless Parent and Merger Sub shall have obtained the prior written approval of the Company, no change may be made in the Offer which (i) decreases the Per Share Amount, (ii) changes the form of consideration to be paid in the Offer,
(iii) reduces the maximum number of shares of Company Common Stock to be purchased in the Offer, (iv) modifies the conditions to the Offer set forth in Exhibit A or imposes conditions to the Offer in addition to those set forth in Exhibit A, (v) modifies or waives the Minimum Condition or (vi) except as provided in Section 1.01(b), extends the Offer. The Per Share Amount shall, subject to applicable withholding of taxes, be net to the seller in cash, upon the terms and subject to the conditions of the Offer. Subject to the terms and conditions of the Offer (including, without limitation, the Minimum Condition), Merger Sub shall, and Parent shall cause Merger Sub to, accept for payment and pay for, as promptly as practicable after expiration of the Offer, all shares of Company Common Stock validly tendered and not withdrawn.

     (b) Notwithstanding the foregoing, Merger Sub may, without the consent of the Company, (A) extend the Offer in increments of up to 10 business days each if at the scheduled or any extended expiration date of the Offer the Minimum Condition has not been satisfied or any of the other conditions set forth in Exhibit A shall not be satisfied or waived, until such time as such conditions are satisfied or waived and (B) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC (as defined in Section 1.01(c)) or the staff thereof applicable to the Offer. Without limiting the right of Merger Sub to extend the Offer pursuant to the immediately preceding sentence, in the event that (i) the Minimum Condition shall not have been satisfied or (ii) the condition set forth in paragraph (a) of Exhibit A with respect to any action or proceeding by a Governmental Entity, the condition set forth in paragraph (j) of Exhibit A or the HSR Condition (as defined in Exhibit
A) shall not have been satisfied or waived at the scheduled or any extended expiration date of the Offer, at the request of the Company Merger Sub shall, and Parent shall cause Merger Sub to, extend the expiration date of the Offer in increments of five business days each until the earliest to occur of (x) the satisfaction or waiver of the Minimum Condition or such other condition, (y) the termination of this Agreement in accordance with its terms and (z) April 30, 1999.

     (c) As soon as practicable on the date of commencement of the Offer, Parent and Merger Sub shall file with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to the Offer. The
Schedule 14D-1 shall contain or shall incorporate by reference an offer to purchase (the "Offer to Purchase") and forms of the related letter of transmittal and any related summary advertisement (the Schedule 14D-1, the Offer to Purchase and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the "Offer Documents"). Parent and Merger Sub shall mail the Schedule 14D-1 to the stockholders of the Company as soon as practicable after filing with the SEC. The Offer Documents shall comply in all material respects with the provisions of applicable federal securities laws. Each of Parent, Merger Sub and the Company agrees to correct promptly any information provided by it for use in the Offer Documents which shall have become false or misleading, and Parent and Merger Sub further agree to take all steps necessary to cause the Schedule 14D-1, as so corrected, to be filed with the SEC and the other Offer Documents, as so corrected, to be disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities laws. Parent and Merger Sub shall give the Company and its counsel reasonable opportunity to review and comment upon the Offer Documents prior to their being filed with, or sent to, the SEC. Parent and Merger Sub agree to provide the Company and its counsel any comments Parent, Merger Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

     (d) Parent shall provide or cause to be provided to Merger Sub on a timely basis the funds necessary to purchase any and all shares of Company Common Stock that Merger Sub becomes obligated to purchase pursuant to the Offer.

     SECTION 1.02. Company Action. (a) The Company hereby approves of and consents to the Offer and represents that the Board, at a meeting duly called and held on October 21, 1998, by the affirmative vote of all members of the Board present at such meeting, has (i) determined that each of the Agreement, the Offer and the Merger are fair to and in the best interests of the stockholders of the Company, (ii) approved, found advisable and adopted this Agreement and the transactions contemplated hereby, including the Offer and the Merger (the "Transactions") and (iii) recommended that the stockholders of the Company accept the Offer and tender their shares of Company Common Stock to Merger Sub and approve and adopt this Agreement and the Transactions. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Board described in the immediately preceding sentence, subject to the second sentence of Section 5.02.

     (b) Concurrently with the commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing the recommendation of the Board described in Section 1.02(a) and shall disseminate the Schedule 14D-9 to the extent required by Rule 14D-9 promulgated under the Exchange Act and any other applicable federal securities laws. The
Schedule 14D-9 shall comply in all other material respects with the provisions of applicable federal securities laws. Each of the Company, Parent and Merger Sub agrees to correct promptly any information provided by it for use in the
Schedule 14D-9 which shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9, as so corrected, to be filed with the SEC and disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given reasonable opportunity to review the Schedule 14D-9 before it is filed with the SEC. The Company agrees to provide Parent and Merger Sub and their counsel any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

     (c) The Company shall cause its transfer agent to promptly furnish Merger Sub with mailing labels containing the names and addresses of all record holders of shares of Company Common Stock and with security position listings of shares of Company Common Stock held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of shares of Company Common Stock. The Company shall furnish Merger Sub with such additional information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance as Parent, Merger Sub or their agents may reasonably request. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger,

Parent and Merger Sub shall, and each of Parent and Merger Sub shall cause its affiliates, associates, agents and advisors to, (i) hold in confidence the information contained in such labels, listings and files, (ii) use such information only in connection with the Offer and the Merger and (iii) if this Agreement is terminated in accordance with Article VIII, promptly deliver to the Company all copies (whether in human or machine readable form) of such information then in their possession.

     SECTION 1.03. Directors. (a) Promptly upon the acceptance for payment by Merger Sub for shares of Company Common Stock purchased pursuant to the Offer, and from time to time thereafter as shares of Company Common Stock are acquired by Merger Sub, Merger Sub shall be entitled, subject to compliance with Section 14(f) of the Exchange Act, to designate such number of directors, rounded up to the next greatest whole number, on the Board as will give Merger Sub representation on the Board equal to that number of directors which equals the product of the total number of directors on the Board (giving effect to the directors appointed or elected pursuant to this sentence and including current directors serving as officers of the Company) multiplied by the percentage that the aggregate number of shares of Company Common Stock beneficially owned by Merger Sub or any affiliate of Merger Sub (including for purposes of this Section 1.03 such shares of Company Common Stock as are accepted for payment pursuant to the Offer, but excluding shares of Company Common Stock held by the Company or any of its affiliates) bears to the number of shares of Company Common Stock outstanding; provided, however, that in the event that Merger Sub's designees are appointed or elected to the Board, until the Effective Time (as defined in Section 2.02) the Board shall have at least one director who is a director on the date of this Agreement and who is not an executive officer of the Company (the "Independent Director") . At such times, the Company will also cause (i) each committee of the Board, (ii) if requested by Merger Sub, the board of directors of each of the Company's subsidiaries and (iii) if requested by Merger Sub, each committee of such subsidiaries' boards to include persons designated by Merger Sub constituting the same percentage of each such committee or board as Merger Sub's designees are of the Board. The Company shall, upon request by Merger Sub, promptly increase the size of the Board or exercise its best efforts to secure the resignations of such number of directors as is necessary to enable Merger Sub's designees to be elected to the Board and shall cause Merger Sub's designees to be so elected. The Board shall approve, and by approving the execution and delivery of this Agreement by the Company, hereby does approve the taking of action by stockholders of the Company, by written consent, to amend the By-Laws of the Company as may be necessary or desirable to effect the provisions of this Section 1.03.

     (b) Following the election or appointment of Merger Sub's designees pursuant to this Section 1.03, and prior to the Effective Time, the approval of a majority of the Independent Directors shall be required to authorize (i) any termination of this Agreement by the Company, (ii) any amendment of this Agreement requiring action by the Board (other than an amendment to eliminate cash from the Merger Consideration (as defined in Section 2.07(b)) in the event Merger Sub accepts for payment and pays for the Offered Number (as defined in Section 2.06(b)) of shares of Company Common Stock in the Offer), (iii) any consent by the Company to any extension of the time for performance of any of the obligations or other acts of Parent or Merger

Sub, (iv) any waiver by the Company of compliance with any of the covenants or conditions contained in this Agreement for the benefit of the Company or any other rights of the Company under this Agreement and (v) any amendment or withdrawal by the Board of its recommendation of the Merger pursuant to Section 5.02.

     (c) Subject to applicable law, the Company shall promptly take all action necessary pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section
1.03 and shall include in the Schedule 14D-9 mailed to stockholders promptly after the commencement of the Offer (or an amendment thereof or an information statement pursuant to Rule 14f-1 if Merger Sub has not theretofore designated directors) such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.03. Parent and Merger Sub shall furnish to the Company and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.


                                   ARTICLE II
                                   THE MERGER

     SECTION 2.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 2.02) Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with Delaware Law. Unless this Agreement has been terminated and the transactions herein contemplated have been abandoned pursuant to Article VIII and subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in
Article VII, at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, unless another date, time or place is agreed to in writing by the parties hereto.

     SECTION 2.02. Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII, the parties hereto shall file this Agreement or a certificate of merger or certificate of ownership and merger (in either case, the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law and shall make all other filings or recordings required under Delaware Law. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

     SECTION 2.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 2.04. Certificate of Incorporation; By-Laws. At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as set forth on Exhibit D hereto, until thereafter amended as provided by Delaware Law and such Certificate of Incorporation.

     The By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

     SECTION 2.05. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     SECTION 2.06. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

     (a) Cancellation. Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of the Company or Parent immediately prior to the Effective Time ("Ineligible Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

     (b) Conversion of Securities. Subject to Sections 2.06(e) and 2.06(f), each remaining outstanding share of Company Common Stock, other than Dissenting Shares (as defined in Section 2.09), shall be converted into the right to receive (i) 0.64 fully paid and non-assessable share of Parent Preferred Stock (the "Exchange Ratio"); provided, however, that if Merger Sub accepts for payment and pays for less than 22,562,135 (the "Offered Number") shares of Company Common Stock in the Offer (the number of shares of Company Common Stock so accepted for payment and paid for being referred to herein as the "Accepted Share Number"), then the Exchange Ratio shall be adjusted (the "Adjusted Exchange Ratio") and the Adjusted Exchange Ratio shall be equal to the product of the Exchange Ratio and a fraction where (A) the numerator of which is equal to (x) the number of outstanding shares of Company Common Stock immediately prior to the Effective Time (excluding Ineligible Shares) (the "Final Outstanding Number") plus (y) the Accepted Share Number minus (z) the Offered Number and (B) the denominator of which is the Final Outstanding Number and (ii) if the Exchange Ratio has been adjusted pursuant to the immediately preceding proviso, an amount in cash equal to the product of the Per Share Amount and a fraction where (A) the numerator of which is the amount by which the Offered Number exceeds the Accepted Share Number and (B) the denominator of which is the Final Outstanding Number.

     (c) Stock Options. All options to purchase Company Common Stock granted under the Company's Amended and Restated Stock Option Plan, as amended to date (the "Employee Plan") and the Company's 1997 Stock Option Plan for Nonemployee Directors (the "Directors' Plan" and, with the Employee Plan, the "Stock Option Plans") or pursuant to any other arrangement adopted by the Board to provide options, warrants or other rights to purchase capital stock of the Company to directors, officers or employees of the Company (in any such case, an "Option") then outstanding shall be subject to the provisions of Section 6.05.

     (d) Capital Stock of Merger Sub. Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock, the record date for which shall occur after the date hereof and prior to the Effective Time. The conversion ratio of Parent Preferred Stock into Parent Common Stock (as defined in Section 4.05) shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock, the record date of which shall occur after the date hereof and prior to the Effective Time.

     (f) Fractional Shares. No fraction of a share of Parent Preferred Stock will be issued, but in lieu thereof each holder of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Preferred Stock (after aggregating all fractional shares of Parent Preferred Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average of the closing price for the Parent Preferred Stock as of each of the 10 consecutive trading days immediately preceding the Effective Time if the Parent Preferred Stock is traded on a "when issued" basis, or for the 10 consecutive trading days immediately succeeding the Effective Time if the Parent Preferred Stock is not traded on a "when issued" basis, in either case, as quoted in The Wall Street Journal or other reliable financial newspaper or publication. For the purposes of the preceding sentence, a "trading day" means a day on which trading generally takes place on the New York Stock Exchange (the "NYSE") and on which trading in Parent Preferred Stock has occurred.

     (g) Notwithstanding anything herein to the contrary, at the sole option of Parent and with the consent of the Independent Directors, which consent shall not be unreasonably withheld, Parent may, prior to the mailing of the Prospectus/Proxy Statement (as defined in Section 5.03) to the stockholders of the Company, substitute for the Parent Preferred Stock convertible preferred securities having economic and other material terms and conditions equivalent to the Parent Preferred Stock as determined by the board of directors of Parent with the concurrence of a majority of the Independent Directors, but representing undivided beneficial interests in the assets of a statutory business trust created under the laws of the State of Delaware, of which all of the beneficial interests in the assets of such trust represented by common securities are owned by Parent. In the event of such substitution, all references in this Agreement to Parent Preferred Stock shall be deemed to refer to such convertible preferred securities.

     SECTION 2.07. Exchange of Certificates; Exchange Agent. (a) Prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, to or for the account of a bank or trust company designated by Parent (the "Exchange Agent"), which designation shall require the consent of the Company, which consent shall not be unreasonably withheld, in trust for the benefit of the holders of Company Common Stock (other than Dissenting Shares), for exchange in accordance with this Section 2.07, through the Exchange Agent, certificates evidencing the Parent Preferred Stock and, if applicable, the cash portion of the Merger Consideration (as defined in Section 2.07(b)), issuable pursuant to
Section 2.06 in exchange for outstanding shares of Company Common Stock.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Company Common Stock (other than Dissenting Shares) (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing shares of Parent Preferred Stock and, in lieu of any fractional shares thereof, cash, and, if applicable, the cash portion of the Merger Consideration payable pursuant to
Section 2.06(b). Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of Parent Preferred Stock which such holder has the right to receive in accordance with the Exchange Ratio or, if applicable, the Adjusted Exchange Ratio, in respect of the shares of Company Common Stock formerly evidenced by such Certificate, (B) the amount of cash, if any, payable with respect to such shares pursuant to Section 2.06(b), (C) any dividends or other distributions to which such holder is entitled pursuant to Section 2.07(c) and
(D) cash in lieu of fractional shares of Parent Preferred Stock to which such holder is entitled pursuant to Section 2.06(f) (the Parent Preferred Stock, cash, dividends and distributions described in clauses (A), (B), (C) and (D) being, collectively, the "Merger Consideration"), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company as of the Effective Time, the Merger Consideration may be issued and paid in accordance with this Article II to a transferee if the Certificate evidencing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 2.07(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the right to receive the number of full shares of Parent Preferred Stock into which such shares of Company Common Stock shall have been so converted, the right to receive the cash portion of the Merger Consideration payable with respect thereto pursuant to Section 2.06(b) and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.06(f).

     (c) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Preferred Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Preferred Stock.

     (d) Transfers of Ownership. If any certificate for shares of Parent Preferred Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any person designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Preferred Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

     (e) No Liability. Neither Parent, Merger Sub nor the Company shall be liable to any holder of Company Common Stock for any Merger Consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (f) Withholding Rights. Subject to Section 8.03(e) and taking into account Sections 3.14(f) and 6.01(f), Parent, Merger Sub, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent, Merger Sub, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local, provincial or foreign tax law; provided, however, that Parent, Merger Sub, the Surviving Corporation or the Exchange Agent, as applicable, shall promptly pay any amounts deducted and withheld hereunder to the applicable Governmental Entity, shall promptly file all Tax Returns (as defined in Section 9.03(o)) required to be filed in respect of such deductions and withholding, and shall promptly provide to the Company proof of such payment and a copy of all such Tax Returns. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made.

     SECTION 2.08. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

     SECTION 2.09. Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have available to them and who shall have demanded properly in writing appraisal for such shares of Company Common Stock in accordance with Section 262 of Delaware Law (collectively, the "Dissenting Shares") shall not represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2.07, of the certificate or certificates that formerly evidenced such shares of Company Common Stock.

     (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

     SECTION 2.10. No Further Ownership Rights in Company Common Stock. The Merger Consideration delivered upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time.

     SECTION 2.11. Lost, Stolen or Destroyed Certificates. If any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to Section 2.07; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance and delivery thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     SECTION 2.12. Taking of Necessary Action; Further Action. Each of Parent, Merger Sub and the Company in good faith will take all such commercially reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub that:

     SECTION 3.01. Organization and Qualification; Subsidiaries. Each of the Company and its subsidiaries (as defined in Section 9.03(m)) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not have a Company Material Adverse Effect (as defined in Section 9.03(d)). Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a Company Material Adverse Effect. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by the Company or another subsidiary, is set forth in Section 3.01 of the written disclosure schedule previously delivered by the Company to Parent (the "Company Disclosure Schedule"). Except as set forth in Section 3.01 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     SECTION 3.02. Certificate of Incorporation and By-Laws. The Company has heretofore furnished to Parent a complete and correct copy of its Certificate of Incorporation and By-Laws, as amended to date, and a complete and correct copy of the equivalent organizational documents of each of its subsidiaries. Such Certificate of Incorporation, By-Laws and equivalent organizational documents of each of its subsidiaries are in full force and effect. The Company is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws. None of the Company's subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or By-Laws or equivalent organizational documents, except for any such violations as would not have a Company Material Adverse Effect.

     SECTION 3.03. Capitalization. The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share. As of October 20, 1998, (i) 27,768,782 shares of Company Common Stock were issued and outstanding, all of which have been duly authorized and validly issued and are fully paid and non-assessable, (ii) no shares of preferred stock were issued or outstanding,
(iii) 2,469,900 shares of Company Common Stock were held in the treasury of the Company, (iv) 2,142,638 shares of Company Common Stock were reserved for future issuance pursuant to outstanding Options granted under the Employee Plan, (v) 746,844 shares of Company Common Stock were reserved for future issuance pursuant to future option grants under the Employee Plan, (vi) 4,290 shares of Company Common Stock were reserved for future issuance pursuant to outstanding Options granted under the Directors' Plan, (vii) 94,867 shares of Company Common Stock were reserved for future issuance pursuant to future option grants under the Directors' Plan, and (viii) no shares of preferred stock were reserved for issuance. No change in such capitalization has occurred between October 20, 1998 and the date hereof other than any change associated with the exercise of vested Options. Except as set forth in this Section 3.03 or Section 3.11 hereof or in
Section 3.03 or Section 3.11 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Except as is set forth in Section
3.03 of the Company

Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock of each of the Company's subsidiaries are duly authorized, validly issued, fully paid and non-assessable, and, other than as pledged pursuant to the Credit Agreement, dated as of October 31, 1996, as amended and restated as of March 27, 1998, among the Company, Essex Group, Inc., the lenders named therein and The Chase Manhattan Bank and other than directors' or similar de minimis statutory qualifying shares, all such shares are owned by the Company or another subsidiary, free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever.

     SECTION 3.04. Authority Relative to This Agreement. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the adoption of this Agreement by the holders of at least a majority of the outstanding shares of the Company Common Stock entitled to vote in accordance with Delaware Law and the Company's Certificate of Incorporation and By-Laws). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company.

     (b) The Board (i) has declared that this Agreement, the Offer, the Merger and the other transactions contemplated hereby and thereby are advisable and in the best interests of the stockholders of the Company, (ii) has authorized, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby and thereby and (iii) has approved the Offer.

     (c) As of the date hereof and pursuant to Section 203(b)(3) of the Delaware Law, the restrictions contained in Section 203 of Delaware Law are, and at all times on or prior to the Effective Time such restrictions shall be, inapplicable to the Offer, the Merger and the transactions contemplated by this Agreement.

     SECTION 3.05. Material Contracts; No Conflict, Required Filings and Consents. (a) All agreements which, as of the date hereof are required to be filed with the SEC pursuant to the requirements of the Exchange Act as "material contracts" (collectively, the "Material Contracts") of the Company and its subsidiaries are filed as Exhibits to the Company SEC Reports (as defined in Section 3.07) filed in 1998. All of the Material Contracts are valid, binding and in full force and effect. The Company is not in material default of any of its obligations under the Material Contracts. No contracting party to any Material Contract has indicated to the Company its intention to terminate, cancel or modify such Material Contract or otherwise to reduce or change its activity thereunder so as to affect adversely the benefits derived, or currently expected to be derived, by the Company.

     (b) Except as set forth in Section 3.05(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws or equivalent organizational documents of the Company or any of its subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected except, in the case of clauses (ii) and (iii), for such breaches, violations or defaults that would not have a Company Material Adverse Effect.

     (c) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, state securities laws ("Blue Sky Laws"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), any non-United States competition, antitrust and investment laws and the filing of appropriate merger or other documents as required by Delaware Law, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent or delay the Company from performing its obligations under this Agreement, or would not otherwise have a Company Material Adverse Effect.

     SECTION 3.06. Compliance, Permits. (a) Except as disclosed in Section 3.06(a) of the Company Disclosure Schedule, except for such conflicts, defaults and violations as have not had and would not have a Company Material Adverse Effect, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected.

     (b) The Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities necessary for the operation of the business of the Company and its subsidiaries taken as a whole (collectively, the "Company Permits"), except to the extent that failure to have any such Company Permit would not have a Company Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply would not have a Company Material Adverse Effect.

     SECTION 3.07. SEC Filings, Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since May 1, 1997. The Company has delivered to Parent, in the form filed with the SEC, (i) its Annual Report on Form 10-K for the year ended December 31, 1997,
(ii) its Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 1998, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since May 1, 1997, (iv) all reports or registration statements filed by the Company with the SEC (other than Reports on Form 10-Q, Reports on Form 3, 4 or 5 and Schedules 13G filed on behalf of affiliates of the Company) since May 1, 1997 and (v) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC (collectively, the "Company SEC Reports"). The Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and each fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments and such statements do not contain notes thereto.

     (c) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

     SECTION 3.08. Absence of Certain Changes or Events. Except as set forth in
Section 3.08 of the Company Disclosure Schedule, between June 30, 1998 and the date of this Agreement, the Company has conducted its business in the ordinary course and there has not occurred: (i) any amendments or changes in the Certificate of Incorporation or By-Laws of the Company; (ii) any material damage to, destruction or loss of any assets of the Company (whether or not covered by insurance); (iii) any change by the Company in its accounting methods, principles or practices; (iv) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable, other than in the ordinary course of business; or (v) any sale of a material amount of assets of the Company, except for the sale of inventory in the ordinary course of business.

     SECTION 3.09. No Undisclosed Liabilities. Except as is disclosed in Section
3.09 of the Company Disclosure Schedule or the Company SEC Reports, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of the type that are required to be disclosed in financial statements, including the notes thereto, prepared in accordance with GAAP which are, in the aggregate, material to the business, operations or financial condition of the Company and its subsidiaries taken as a whole, except liabilities (i) adequately provided for or referred to in the Company's balance sheet and the related notes thereto as of June 30, 1998 included in Section 3.09 of the Company Disclosure Schedule (the "June 30, 1998 Balance Sheet"), (ii) incurred in the ordinary course of business and not required under GAAP to be reflected on the the June 30, 1998 Balance Sheet or (iii) incurred since June 30, 1998 in the ordinary course of business and consistent with past practice, and liabilities incurred in connection with this Agreement.

     SECTION 3.10. Absence of Litigation. Except as set forth in Section 3.10 of the Company Disclosure Schedule or in the Company SEC Reports filed prior to the date of this Agreement, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or Governmental Entity that is reasonably likely to have a Company Material Adverse Effect.

     SECTION 3.11. Employee Benefit Plans; Employment Agreements. (a) Section 3.11(a) of the Company Disclosure Schedule lists all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all other material plans, including bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or termination pay, post-retirement, medical or life insurance, disability, supplemental unemployment benefits, change-in-control or parachute plans, profit-sharing, pension or retirement plans or agreements and other similar material fringe or employee benefit plans, programs or arrangements (whether written or unwritten, insured or self-insured), and any employment or executive compensation or severance agreements, regardless of whether ERISA is applicable thereto, for the benefit of, or relating to, any employee, director or stockholder of the Company (whether current, former or retired) or any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code (the "Employee Plans").

     (b) Except as set forth in Section 3.11(b) of the Company Disclosure Schedule, none of the Company (including any subsidiary thereof), any ERISA Affiliate or any of their respective predecessors has, within the past five years, contributed to, contributes to, is required to contribute to, or otherwise participates in or in any way, directly or indirectly, has any liability with respect to any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including, without limitation, any "multiemployer plan" (within the meaning of Sections (3)(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code) (a "Multiemployer Plan"), or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063 and 4064 of ERISA (a "Multiple Employer Plan"). Except as set forth on Schedule 3.11(b) of the Company Disclosure Schedule, if the Company or any subsidiary thereof or any ERISA Affiliate were to have a complete or partial withdrawal as of the Effective Time, no obligation to pay any material withdrawal liability would exist with respect to any Multiemployer Plan and no material liability, whether direct or contingent, exists with regard to any Multiemployer Plan or Multiple Employer Plan. All premiums due to the Pension Benefit Guaranty Corporation (the "PBGC") by the Company or any ERISA Affiliate have been paid on a timely basis. No "reportable event" within the meaning of Section 4043(c) of ERISA (with respect to which the 30-day notice period would not be waived) has occurred or is expected to occur, and the consummation of the transaction contemplated by this Agreement will not result in a reportable event.

     (c) With respect to each of the Employee Plans: (i) none of the Employee Plans provides retiree medical, death or other retiree welfare benefits (whether or not insured) to any current or future retiree or terminee (other than under
Section 4980 of the Code, the Federal Social Security Act or a plan qualified under Section 401(a) of the Code); (ii) all Employee Plans are in compliance in all material respects with the terms thereof and the requirements prescribed by any and all applicable statutes (including, without limitation, the Code and ERISA), orders or governmental rules and regulations currently in effect with respect thereto (including, without limitation, the pass-through voting and tender provisions of any Employee Plan with respect to any Company Common Stock held thereunder), and the Company, each of its subsidiaries and any ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default under or in violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; (iii) each Employee Plan intended to qualify under Section 401(a) of the Code (or similar provisions for tax- registered or tax-favored plans of foreign jurisdictions) is the subject of a favorable determination letter from United States Internal Revenue Service (the "IRS") (or, if applicable, similar approvals of Governmental Entities (as defined in Section 9.03(i)), and nothing has occurred or could reasonably be expected to occur that impaired or could reasonably be expected to impair such determination or result in the imposition of any penalty or tax liability; (iv) all contributions required to be made to any Employee Plan under the terms of the Employee Plan or any collective bargaining agreement or as required by law have been timely made and, to the extent required by GAAP, a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years; (v) no "accumulated funding deficiency" (within the meaning of Section 412 of the Code and Section 302 of ERISA) has been or could be expected to be incurred, whether or not waived, and no excise tax or other taxes have been or could be expected to be incurred or are due and owing with respect to the Employee Plan because of any failure to comply with the minimum funding standards of ERISA and the Code; (vi) no "prohibited transaction," within the meaning of Section 4975 of the Code or
Section 406 of ERISA, has occurred or is expected to occur with respect to any Employee Plan which would result in material liability; and (vii) to the knowledge of the Company, the present value of all unfunded "benefit liabilities" (whether or not vested) (within the meaning of Section 4001(a)(16) of ERISA) with respect to any Employee Plans subject to Title IV of ERISA has not materially increased above the amount disclosed in the most recent SEC Reports.

     (d) To the knowledge of the Company, (i) there are no pending audits, investigations, litigation or other enforcement actions against the Company with respect to any of the Employee Plans and (ii) no proceeding has been or is expected to be initiated to terminate any Employee Plan subject to Title IV of ERISA.

     (e) There are no material actions, suits or claims pending or, to the knowledge of the Company, threatened by former or present employees of the Company (or their beneficiaries) with respect to Employee Plans, the Company, any ERISA Affiliate, any director, officer or employee thereof, or the trustee, assets or fiduciaries of the Employee Plans (other than non-material routine claims for benefits) and, to the knowledge of the Company, no set of circumstances or facts exist that could reasonably be expected to give rise to any such action, suit or claim.

     (f) Section 3.11(f) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its subsidiaries who holds an Option as of the date hereof, together with the number of shares of Company Common Stock subject to such Option, the date of grant of such Option, the exercise price of such Option (to the extent determined as of the date hereof), and the expiration date of such Option. Section 3.11(f) of the Company Disclosure Schedule also sets forth the total number of outstanding Options. No Option is intended to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code.

     (g) To the knowledge of the Company, with respect to each scheme or arrangement mandated by a government other than the United States and with respect to each Employee Plan maintained or contributed to by any subsidiary of the Company that is not subject to United States law (a "Foreign Employee Plan"), there are no material liabilities.

     (h) The Company has made available to Parent: (i) copies of all employment agreements with officers of the Company; (ii) copies of all agreements with consultants who are individuals obligating the Company to make annual cash payments in an amount exceeding $100,000 and which are not terminable on less than 60 days' notice without penalty; (iii) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change in control provisions; and (iv) the various forms of employment agreements, if any, of the Company for its nonexecutive employees.

     (i) Except as set forth in Section 3.11(i)(1) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not give rise to any liability, including, without limitation, liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, director or stockholder of the Company (whether current, former or retired) or their beneficiaries solely by reason of such transactions. Except as set forth in Section 3.11(i)(2) of the Company Disclosure Schedule, no amounts payable under any Employee Plan will fail to be deductible for federal income tax purposes by virtue of Sections 162(m) or 280G of the Code. Except as set forth in Section 3.11(i)(3) of the Company Disclosure Schedule, neither the Company, any ERISA Affiliate, nor any officer or employee thereof, has made any promises or commitments, whether legally binding or not, to create any additional plan, agreement or arrangement, or to modify or change any existing Employee Plan. No event, condition or circumstance exists that could reasonably be expected to result in a material increase of the benefits provided under any Employee Plan or the expense of maintaining any Employee Plan from the level of benefits or expense incurred for the most recent fiscal year ended before the Effective Time. Except as set forth in Section 3.11(i)(4) of the Company Disclosure Schedule, neither the Company nor any ERISA Affiliate has any unfunded liabilities pursuant to any Employee Plan that is not intended to be qualified under Section 401(a) of the Code, and that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA, a nonqualified deferred compensation plan or excess benefit plan. Except as required by law, no event, condition or circumstance exists that would prevent the amendment or termination of any Employee Plan.

     SECTION 3.12. Labor Matters. There are no labor disputes pending or, to the knowledge of the Company, threatened, between the Company or any of its subsidiaries and any of their respective employees, which disputes are reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has knowingly engaged in any unfair labor practices within the meaning of the National Labor Relations Act or similar such legislation of foreign jurisdictions. Except as set forth in Section 3.12 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is presently a party to, or bound by, any collective bargaining agreement or union contract with respect to any persons employed by the Company or its subsidiaries and no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries. Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries, and there have been no such strikes, slowdowns, work stoppages or lockouts within the past three years. Each of the Company and its subsidiaries is in compliance in all material respects with all applicable laws, regulations and orders relating to workers' compensation and the Worker Adjustment and Retraining Notification Act or similar such legislation of foreign jurisdictions.

     SECTION 3.13. Restrictions on Business Activities. Other than this Agreement, there is no material agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have (after giving effect to the consummation of the Offer and the Merger) the effect of prohibiting or impairing any material business operations of the Company or any of its subsidiaries, as currently conducted.

     SECTION 3.14. Taxes. Except as set forth in Section 3.14 of the Company Disclosure Schedule or except as have not had and would not reasonably be expected to have a Company Material Adverse Effect:

     (a) The Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax (as defined in Section 9.03(n)) purposes of which the Company or any of its subsidiaries is a member, have timely filed all United States federal income Tax Returns (as defined in Section 9.03(o)) and all other material Tax Returns required to be filed by them or any of them (taking into account applicable extensions), and have timely paid and discharged all Taxes shown therein to be due, except with respect to which the Company is maintaining reserves in accordance with GAAP in its financial statements that are in all material respects adequate for their payment. All federal income Tax Returns and all other material Tax Returns filed by the Company and each of its subsidiaries with respect to Taxes were true and correct in all material respects as of the date on which they were filed or as subsequently amended to the date hereof. The Company and each of its subsidiaries have disclosed to the relevant taxing authority any position taken where the failure to make such disclosure would enable the taxing authority to subject such person to any material penalties or additions to Tax. As of the date hereof, neither the IRS nor any other taxing authority or agency is now asserting or, to the best of the Company's knowledge, threatening to assert against the Company or any of its subsidiaries any deficiency or claim for material additional Taxes. As of the date hereof, except for routine requests for information in connection with pending audits, there are no requests for information from the IRS or any other taxing authority or agency currently outstanding. As of the date hereof, no material federal Tax Return of either the Company or any of its subsidiaries is currently being audited by any taxing authority nor are any proceedings (whether administrative or judicial) currently being conducted with respect to any issues relating to Taxes. No material tax claim has become a lien on any assets of the Company or any subsidiary thereof. Neither the Company nor any of its subsidiaries is required to include in income
(i) any material items in respect of any change in accounting principles or any deferred intercompany transactions or (ii) any installment sale gain, where the inclusion in income would result in a material tax liability in excess of the reserves therefor.

     (b) (i) Neither the Company nor any of its subsidiaries has been subject to any accumulated earnings tax or personal holding company tax; (ii) neither the Company nor any of its subsidiaries is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for United States federal or state income tax purposes could be affected by the transactions contemplated hereunder; (iii) as of the date hereof, there are no waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any material Tax Return that relates to the Company or any of its subsidiaries which remain in effect; (iv) there are no tax rulings, closing agreements or changes of accounting method relating to the Company or any of its subsidiaries which would materially affect their liability for Taxes for any period after the Effective Time; (v) all federal and all material state and local income Tax Returns of the Company and each of its subsidiaries with respect to taxable periods through the year ended December 31, 1994 have been examined and closed or are Tax Returns with respect to which the applicable statute of limitations has expired; (vi) neither the Company nor any subsidiary has filed a consent under Section 341(f) of the Code or any comparable provision of state revenue statutes; (vii) no material property of the Company or its subsidiaries is "tax-exempt use property "within the meaning of Section 168(h) of the Code; and
(viii) neither the Company nor its subsidiaries is a party to any material lease made pursuant to Section 168(f) of the Code.

     (c) No power of attorney has been granted by the Company or any of its subsidiaries with respect to any material matter relating to Taxes which is currently in force, other than any power given to outside counsel to the Company or any of its subsidiaries in connection with any tax audit.

     (d) Neither the Company nor any of its subsidiaries is a party to any material agreement (written or oral) providing for the allocation or sharing of Taxes, with any party other than the Company and/or one or more of its subsidiaries.

     (e) The Company and each of its subsidiaries have withheld from each payment made to any of their respective past or present employees, officers or directors, or any other person, the amount of all Taxes and other deductions required to be withheld therefrom and paid the same to the proper tax or other receiving officers within the time required by law.

     (f) The Company is not, nor was it any time during each of the five-year periods ending on the dates on which the Offer is consummated and the Effective Time occurs, a "United States real property holding corporation" within the meaning of Section 897(c) of the Code.

     SECTION 3.15. Environmental Matters. Except as set forth in Section 3.15 of the Company Disclosure Schedule or except as have not had and would not reasonably be expected to have a Company Material Adverse Effect:

     (a) All of the current operations of the Company and each of its subsidiaries and their respective assets, businesses and real property, including any operations at or from any real property presently owned, used, leased, occupied, managed or operated by the Company or any of its subsidiaries (collectively, the "Real Property"), comply and have at all times complied with all applicable Environmental Laws (as defined in Section 9.03(g)).

     (b) To the knowledge of the Company, none of the assets of the Company or any of its subsidiaries, nor any of the Real Property, contains any Hazardous Substances (as defined in Section 9.03(j)) in, on, over, under or at it, in concentrations which would violate any applicable

Environmental Laws (as defined in Section 9.03(g)) or reasonably would be likely to result in the imposition of liability or obligations on Company or any of its subsidiaries under any applicable Environmental Laws, including any liability or obligations for the investigation, corrective action, remediation or monitoring of Hazardous Substances in, on, over, under or at the Real Property.

     (c) None of the Real Property is listed or proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., or any similar inventory of sites requiring investigation or remediation maintained by any state or locality. Neither the Company, nor any of its subsidiaries has received any notice, whether oral or written, from any Governmental Entity or third party of any actual or threatened Environmental Liabilities (as defined in Section 9.03(h)).

     (d) To the knowledge of the Company, each of the Company and its subsidiaries has all the permits, licenses, authorizations and approvals necessary for the conduct of their businesses and for the operations on, in or at the Real Property (the "Environmental Permits"), which are required under applicable Environmental Laws and they are in compliance in all material respects with the terms and conditions of all such Environmental Permits. To the best knowledge of the Company and each of its subsidiaries, no reason exists why the Company and each of its subsidiaries would not be capable of continued operation of their businesses in compliance in all material respects with the Environmental Permits and the applicable Environmental Laws.

     (e) Neither the Company nor any of its subsidiaries has contractually assumed or succeeded to, or received any written notice that it has assumed or succeeded to by operation of law, including the Environmental Laws and common law, or otherwise, any Environmental Liabilities of any predecessors or any other person or entity.

     SECTION 3.16. Brokers. No broker, finder or investment banker (other than Goldman, Sachs & Co. ("GS") and Chase Securities Inc. ("Chase")), is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements among the Company, GS and Chase pursuant to which such firms would be entitled to any payment relating to the transactions contemplated hereunder.

     SECTION 3.17. Intellectual Property. (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are used or proposed to be used in the business of the Company, each of which, where applicable, is to the Company's knowledge valid and subsisting. Section 3.17 of the Company Disclosure Schedule lists all current patents, registered and material unregistered trademarks and service marks, registered and material unregistered copyrights, trade names and any applications therefor owned by the Company (the "Company Intellectual Property Rights"), and specifies the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Section 3.17 of the Company Disclosure Schedule includes and specifically identifies all material third-party patents, trademarks or copyrights (the "Third Party Intellectual Property Rights") which, to the knowledge of the Company, are incorporated in, are, or form a part of, any product of the Company. Section 3.17 of the Company Disclosure Schedule lists (i) all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use any Company Intellectual Property Right, or any trade secret material to the Company and (ii) all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any Third Party Intellectual Property Rights, or other trade secret of a third party in or as any product, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

     (b) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any Third Party Intellectual Property Rights license, sublicense or agreement described in Section 3.17 of the Company Disclosure Schedule. No claims with respect to the Company Intellectual Property Rights, any trade secret material to the Company or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through the Company, are currently pending or, are threatened by any person, nor, to the Company's knowledge, do any valid grounds for any bona fide claims exist: (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted by the Company; (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company; or (iv) challenging the Company's license or legally enforceable right to use of the Third Party Intellectual Rights. To the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party. Neither the Company nor any of its subsidiaries (i) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, maskworks or copyrights and which has not been finally terminated prior to the date hereof or been informed or notified by any third party that the Company may be engaged in such infringement or (ii) has knowledge of any infringement liability with respect to, or infringement by, the Company or any of its subsidiaries of any trade secret, patent, trademark, service mark, maskwork or copyright of another party.

     SECTION 3.18. Vote Required. The affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger.

     SECTION 3.19. Opinions of Financial Advisors. The Company has been advised by its financial advisors, that in their opinion as of the date hereof, the consideration to be received, pursuant to this Agreement, by holders of Company Common Stock in the Offer and the Merger taken as a unitary transaction, are fair from a financial point of view to such holders, and will deliver a written copy of such opinions to Parent, it being understood and acknowledged that such opinions have been rendered for the benefit of the Board of Directors of the Company and may not be relied upon by Parent, its affiliates or any of their respective stockholders.

     SECTION 3.20. Year 2000 Compliance. The Company has taken affirmative steps to fully assess, address and correct any and all potential problems and liabilities relating to year 2000 compliance and its impact on any Employee Plan and its participants and beneficiaries, and to cause the computer systems of the Company and its subsidiaries to be Year 2000 Compliant by April 1, 1999, except as would not reasonably be expected to have a Company Material Adverse Effect. The term "Year 2000 Compliant" as used herein means that the computer systems
(i) are capable of recognizing, processing, managing, representing, interpreting and manipulating correctly date related data for dates earlier and later than January 1, 2000; (ii) have the ability to provide date recognition for any data element without limitation; (iii) have the ability to function automatically into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000; (iv) have the ability to interpret data, dates and time correctly into and beyond the year 2000; (v) have the ability not to produce noncompliance in existing information, nor otherwise corrupt such data into and beyond the year 2000; (vi) have the ability to process correctly after January 1, 2000 data containing dates before that date; and (vii) have the ability to recognize all "leap years," including February 29, 2000.


                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub each hereby represent and warrant to the Company that:

     SECTION 4.01. Organization and Qualification. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not have a Parent Material Adverse Effect (as defined in Section 9.03(k)). Each of Parent and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a Parent Material Adverse Effect.

     SECTION 4.02. Authority Relative to this Agreement. (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval ("Parent Stockholder Approval") by the holders of at least a majority of the outstanding shares of Parent Common Stock (as hereinafter defined) of an amendment to the Certificate of Incorporation of Parent to authorize additional shares of Parent Preferred Stock and the issuance of Parent Preferred Stock in accordance with the terms of this Agreement, all in accordance with Delaware Law and Parent's Certificate of Incorporation and By-Laws (the "Parent Preferred Stock Matters")). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub.

     (b) The board of directors of Parent (i) has declared that this Agreement, the Offer, the Merger, the Parent Preferred Stock Matters and the other transactions contemplated hereby and thereby are advisable and in the best interests of the stockholders of Parent, (ii) has authorized, approved and adopted this Agreement (including the Parent Preferred Stock Matters and substantially the form of Indenture attached hereto as Exhibit F), the Offer, the Merger and the other transactions contemplated hereby and thereby, and (iii) has taken appropriate action, pursuant to Section 203(a)(1) of the Delaware Law, to cause the restrictions contained in Section 203 of Delaware Law to be inapplicable to the Offer, the Merger and the transactions contemplated by this Agreement, and to approve the agreement (the "Alpine Agreement") by The Alpine Group, Inc. to vote (or cause to be voted) the shares of Parent Common Stock (as defined in Section 4.05) held of record by it or which it has the right to vote
(A) in favor of (1) an amendment to the Certificate of Incorporation of Parent to authorize additional shares of preferred stock, par value $.01 per share, of Parent; (2) the issuance of Parent Preferred Stock, in the case of clauses (1) and (2) hereof in accordance with the terms of the Merger Agreement, Delaware Law and the Certificate of Incorporation and By-Laws of Parent; and (3) any other matters submitted to the stockholders of Parent to authorize or facilitate the transactions contemplated by the Alpine Agreement; and (B) against any matters submitted to the stockholders of Parent inconsistent with the transactions contemplated by this Agreement.

     SECTION 4.03. No Conflict, Required Filings and Consents. (a) Except as set forth in Section 4.03(b) hereof or Section 4.03(a) of the written disclosure schedule previously delivered by Parent and Merger Sub to the Company (the "Parent Disclosure Schedule"), the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of Parent or the Certificate of Incorporation or By-Laws of Merger Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or their respective properties are bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's or Merger Sub's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any contracts material to the business of Parent and Merger Sub taken as a whole (a "Parent Material Contract") or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or its or any of their respective properties are bound or affected, except in any such case for any such breaches, defaults or other occurrences that would not have a Parent Material Adverse Effect.

     (b) The execution and delivery of this Agreement by Parent and Merger Sub will not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, the Blue Sky Laws, the NYSE and the pre-merger notification requirements of the HSR Act and
(ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement, and would not have a Parent Material Adverse Effect.

     SECTION 4.04. Certificate of Incorporation and By-Laws. Parent has heretofore furnished to the Company a complete and correct copy of Parent's and Merger Sub's Certificate of Incorporation and By-Laws, each as amended to date. Such Certificates of Incorporation and By-Laws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or By-Laws, except for any such violations as would not have a Parent Material Adverse Effect.

     SECTION 4.05. Capitalization. The authorized capital stock of Parent consists of 25,000,000 shares of common stock, par value $.01 per share ("Parent Common Stock"), of which 16,057,295 shares were issued and outstanding, as of the close of business on October 20, 1998, and 1,000,000 shares of preferred stock, par value $.01 per share, none of which was outstanding as of the close of business on October 20, 1998. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share, 100 shares of which are issued and outstanding. All of the outstanding shares of Parent's and Merger Sub's respective capital stock have been duly authorized and validly issued and are fully paid and non-assessable. Subject to obtaining Parent Stockholder Approval: (i) the shares of Parent Preferred Stock to be issued in the Merger have been duly authorized and, when so issued in accordance with the terms hereof, such shares will be validly issued, fully paid and non-assessable;
(ii) the
shares of Parent Common Stock issuable upon conversion of the Parent Preferred Stock issuable in the Merger, in accordance with the terms of the Parent Preferred Stock, have been duly authorized and such shares of Parent Common Stock, when so issued upon such conversion will be validly issued, fully paid and non-assessable; and (iii) the shares of Parent Common Stock issuable upon exercise of Options assumed pursuant to Section 2.06(c) have been duly authorized and, when so issued upon such exercise of the Options in accordance with their respective terms, will be validly issued, fully paid and non-assessable. Except as set forth in this Section 4.05 and except for those options granted pursuant to Parent's 1996 Stock Option Plan and Employee Stock Purchase Plan, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or Merger Sub or obligating Parent or Merger Sub to issue or sell any shares of capital stock of, or other equity interests in, Parent or Merger Sub. Except as is set forth in Section 4.05 of Parent Disclosure Schedule, there are no obligations, contingent or otherwise, of Parent or Merger Sub to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or Merger Sub or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in Merger Sub or any other entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business.

     SECTION 4.06. SEC Filings, Financial Statements. (a) Parent has filed all forms, reports and documents required to be filed by it with the SEC since at least December 31, 1995. Parent has heretofore delivered to the Company, in the form filed with the SEC, (i) its Annual Report on Form 10-K for the fiscal year ended April 30, 1998 and its Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1998, (ii) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since December 31, 1997, (iii) all other reports or registration statements (other than Reports on Form 10-Q and Reports on Form 3, 4 or 5 filed on behalf of affiliates of the Parent) filed by Parent with the SEC since December 31, 1997 and (iv) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC (collectively, the "Parent SEC Reports"). The Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments and such statements do not contain notes thereto.

     (c) Parent has heretofore furnished to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

     SECTION 4.07. Absence of Certain Changes or Events. Except as set forth on
Section 4.07 of the Parent Disclosure Schedule or the Parent SEC Reports, between July 31, 1998 and the date of this Agreement, Parent has conducted its business in the ordinary course and there has not occurred: (i) any amendments or changes in the Certificate of Incorporation or By-Laws of Parent; (ii) any material damage to, destruction or loss of any assets of the Parent (whether or not covered by insurance); (iii) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business; or (iv) any sale of a material amount of assets of Parent, except in the ordinary course of business.

     SECTION 4.08. Restrictions on Business Activities. Other than this Agreement, there is no material agreement, judgment, injunction, order or decree binding upon Parent or Merger Sub which has or could reasonably be expected to have the effect of prohibiting or impairing any material business of Parent or Merger Sub as currently conducted.

     SECTION 4.09. Compliance, Permits. (a) Except for such conflicts, defaults and violations as have not had and would not have a Parent Material Adverse Effect, neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected.

     (b) Parent and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities necessary for the operation of the business of Parent and its subsidiaries taken as a whole (collectively, the "Parent Permits"), except to the extent that failure to have any such Parent Permit would not have a Parent Material Adverse Effect. Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure so to comply would not have a Parent Material Adverse Effect.

     SECTION 4.10. No Undisclosed Liabilities. Except as disclosed in the Parent SEC Reports, Parent does not have any liabilities (absolute, accrued, contingent or otherwise) of the type that are required to be disclosed in financial statements, including the notes thereto, prepared in accordance with GAAP which are, in the aggregate, material to the business, operations or financial condition of Parent and its subsidiaries taken as a whole, except liabilities
(i) adequately provided for or referred to in Parent's balance sheet and the related notes thereto as of July 31, 1998 included in Section 4.10 of the Parent Disclosure Schedule (the "July 31

Balance Sheet"), (ii) incurred in the ordinary course of business and not required under GAAP to be reflected on the July 31, 1998 Balance Sheet or (iii) incurred since July 31, 1998 in the ordinary course of business and consistent with past practice, and liabilities incurred in connection with this Agreement.

     SECTION 4.11. Absence of Litigation. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, as of the date hereof, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or Governmental Entity that is reasonably likely to have a Parent Material Adverse Effect.

     SECTION 4.12. Environmental Matters. Except as have not had and would not reasonably be expected to have a Parent Material Adverse Effect:

     (a) All of the current operations of Parent and each of its subsidiaries and their respective assets, businesses and real property, including any operations at or from any real property presently or formerly owned, used, leased, occupied, managed or operated by Parent or any of its subsidiaries (collectively, the "Parent Real Property"), comply with all applicable Environmental Laws.

     (b) To the knowledge of Parent, none of the assets of Parent or any of its subsidiaries, nor any of the Parent Real Property, contains any Hazardous Substances in, on, over, under or at it, in concentrations which would violate any applicable Environmental Laws or reasonably would be likely to result in the imposition of liability or obligations on Parent or any of its subsidiaries under any applicable Environmental Laws, including any liability or obligations for the investigation, corrective action, remediation or monitoring of Hazardous Substances in, on, over, under or at the Parent Real Property.

     (c) None of the Parent Real Property is listed or proposed for listing on the National Priorities List pursuant to the CERCLA, 42 U.S.C. Section 9601 et seq., or any similar inventory of sites requiring investigation or remediation maintained by any state or locality. Neither Parent nor any of its subsidiaries has received any notice, whether oral or written, from any Governmental Entity or third party of any actual or threatened Environmental Liabilities.

     (d) To the knowledge of Parent, each of Parent and its subsidiaries has all the permits, licenses, authorizations and approvals necessary for the conduct of their businesses and for the operations on, in or at the Parent Real Property (the "Parent Environmental Permits"), which are required under applicable Environmental Laws and they are in compliance in all material respects with the terms and conditions of all such Parent Environmental Permits. To the best knowledge of Parent and each of its subsidiaries, no reason exists why Parent and each of its subsidiaries would not be capable of continued operation of their businesses in compliance in all material respects with the Parent Environmental Permits and the applicable Environmental Laws.

     SECTION 4.13. Opinion of Financial Advisor. Parent has been advised by its financial advisor, BT Wolfensohn, that in its opinion, as of the date thereof, the consideration to be paid by Parent to the holders of Company Common Stock in the Offer and the Merger, taken together, is fair from a financial point of view to Parent, and will deliver a written copy of such opinion to the Company; it being understood and acknowledged that such opinion has been rendered for the benefit of the board of directors of Parent and may not be relied upon by the Company, its affiliates or any of their respective stockholders.


                                    ARTICLE V
                       CONDUCT OF BUSINESS BY THE COMPANY

     SECTION 5.01. Conduct of Business by the Company. During the period from the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement or the election of Merger Sub's designees representing at least a majority of the members of the Board in accordance with
Section 1.03, the Company covenants and agrees that, unless Parent shall otherwise agree in writing and unless otherwise expressly permitted hereunder, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted, and the Company and its subsidiaries shall not take any action except, in the ordinary course of business and in a manner consistent with past practice; and the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries, and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement or the election of Merger Sub's designees representing at least a majority of the members of the Board in accordance with
Section 1.03, directly or indirectly, do or propose to do, any of the following without the prior written consent of Parent, unless otherwise expressly permitted hereunder:

     (a) amend or otherwise change the Company's or any of its subsidiaries' Certificate of Incorporation or By-Laws;

     (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company, any of its subsidiaries or affiliates (except for the issuance of shares of the Company Common Stock issuable pursuant to the exercise of Options under the Stock Option Plans, which Options are outstanding on the date hereof);

     (c) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice and (ii) dispositions of obsolete or worthless assets);

     (d) amend or change the period (or permit any acceleration, amendment or change) of exercisability of Options granted under the Stock Option Plans or authorize cash payments in exchange for any such Options;

     (e) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, or propose to do any of the foregoing;

     (f) sell, transfer, license, sublicense or otherwise dispose of any material Company Intellectual Property (other than in the ordinary course of business consistent with past practice) or amend or modify any existing agreements with respect to any material Company Intellectual Property or Third Party Intellectual Property Rights;

     (g) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money (other than indebtedness incurred under existing credit facilities in the ordinary course of business consistent with past practices) or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances except to employees in the ordinary course consistent with past practice; (iii) enter into or amend any contract or agreement other than in the ordinary course of business; (iv) authorize or make any capital expenditures or purchase of fixed assets that are not currently budgeted and that in the aggregate exceed $500,000; (v) terminate any Material Contract or amend any of its material terms (other than amendments to existing credit arrangements designed to remedy defaults thereunder); or (vi) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 5.01(g);

     (h) except as set forth in Section 3.11(a) of the Company Disclosure Schedule, increase the compensation payable or to become payable to its officers or directors or grant any severance or termination pay to, or enter into any employment or severance agreement with any director or officer of the Company or any of its subsidiaries or establish, adopt, enter into or, except as required by law, terminate or amend in any material respect any Employee Plan;

         (i) take any action, other than as required by GAAP, to change accounting policies or procedures or cash maintenance policies or procedures (including, without limitation, procedures with respect to revenue recognition, capitalization of development costs, payments of accounts payable and collection of accounts receivable);

     (j) make any material Tax election inconsistent with past practice or settle or compromise any material Tax liability, except to the extent the amount of any such settlement or compromise has been reserved for on the consolidated financial statements contained in the Company SEC Reports, or would not have a Company Material Adverse Effect;

     (k) pay, discharge, settle, or satisfy any lawsuits, claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice;

     (l) except as may be required by law, take any action to terminate or amend any Employee Plan;

     (m) permit any material increase in the number of employees of the Company or any of its subsidiaries employed by the Company or any of its subsidiaries, as the case may be, on the date hereof other than pursuant to an employee plan to be agreed to by the Company and Parent as promptly as practicable after the date hereof acting reasonably and in good faith; or

     (n) take or fail to take, or agree in writing or otherwise to take or fail to take, any of the actions described in Section 5.01(a) through (m) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

     SECTION 5.02. No Solicitation. The Company will not, and will not permit or cause any of its subsidiaries or any of the officers and directors of it or its subsidiaries to, and shall direct it and its subsidiaries, employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of 15% or more of the consolidated assets or equity securities of the Company or any of its subsidiaries, other than transfers of Company Common Stock between and among entities associated or affiliated with the Stockholders (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company will not, and will not permit or cause any of its subsidiaries or any of the officers and directors of it or its subsidiaries to, and shall direct its and its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an

Acquisition Proposal, whether made before or after the date of this Agreement, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or the Board from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or (ii) at any time prior to the earlier to occur of (x) payment for shares of Company Common Stock pursuant to the Offer or (y) the approval of the Merger by the requisite vote of the stockholders of the Company (A) providing information in response to a request therefor by a person who has made an unsolicited bona fide written Acquisition Proposal if the Board receives from the person so requesting such information an executed confidentiality agreement on terms substantially equivalent to those contained in the Confidentiality Agreement (as defined in Section 6.03); (B) engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Proposal; or (C) recommending such an Acquisition Proposal to the stockholders of the Company, if and only to the extent that, (i) in each such case referred to in clause (A), (B) or (C) above, the Board determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their fiduciary duties under applicable law and
(ii) in each case referred to in clause (B) or (C) above, the Board of Directors of the Company determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a more favorable transaction than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"). The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 5.02 and in the Confidentiality Agreement. The Company will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers and thereafter shall keep Parent informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. The Company also will promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to return all confidential information heretofore furnished to such person by or on behalf of it or any of its subsidiaries.

     SECTION 5.03. Information Supplied. Each of the Company and Parent agrees, as to itself and its subsidiaries, that none of the information supplied or to be supplied by it or its subsidiaries for inclusion or incorporation by reference in (i) the Offer Documents, the Schedule 14D-1 and the Schedule 14D-9 will, at the time of filing thereof and at the time of distribution thereof, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the Registration Statement on

Form S-4 filed with the SEC by Parent in connection with the issuance of shares of Parent Preferred Stock in the Merger (including the information statement or proxy statement (as applicable) and prospectus (the "Prospectus/Proxy Statement") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders of the Company and of Parent and at the times of the meetings of stockholders of the Company and of Parent to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

     SECTION 6.01. Filings, Other Actions; Notification. (a) Parent and the Company shall as promptly as practicable prepare and file with the SEC the Prospectus/Proxy Statement, and Parent shall prepare and file with the SEC the S-4 Registration Statement as promptly as practicable. Parent and the Company each shall use all reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus/Proxy Statement to the stockholders of the Company and of Parent. Parent shall also use all reasonable efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

     (b) Parent and the Company shall promptly prepare and file as soon as practicable after the date hereof all documents required to be filed with the United States Federal Trade Commission and the Department of Justice in order to comply with the HSR Act. Parent and the Company shall promptly furnish all materials thereafter required in connection therewith.

     (c) Each of the Company and Parent shall cooperate with each other and use (and shall cause its subsidiaries to use) all best efforts (i) to cause to be done all things necessary, proper or advisable on its part under this Agreement and applicable laws to consummate and make effective the Offer, the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and (ii) to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in connection with, as a result of or in order to consummate the Offer, the Merger or any of the other transactions contemplated by this Agreement, including, without limitation, upon request of

Parent, all material consents required in connection with the consummation of the Offer and the Merger; provided, however, that nothing in this Section 6.01 shall require, or be construed to require, Parent, in connection with the receipt of any regulatory approval, to proffer to, or agree to (i) sell or hold separate and agree to sell or to discontinue to or limit, before or after the Effective Time, any assets, businesses or interest in any assets or businesses of Parent, the Company or any of their respective affiliates (or to consent to any sale, or agreement to sell, or discontinuance or limitation by the Company of any of its assets or businesses) or (ii) agree to any conditions relating to, or changes or restriction in, the operations of any such asset or businesses which, in either case, could, in the judgment of Parent, materially and adversely impact the economic or business benefits to Parent of the transactions contemplated by this Agreement. Subject to applicable laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective subsidiaries, that appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Offer, the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

     (d) Each of the Company and Parent shall, upon request by the other, furnish the other with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Offer Documents, the Schedule 14D-1, the Schedule 14D-9, the Prospectus/Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective subsidiaries to any third party or Governmental Entity in connection with the Offer, the Merger and the other transactions contemplated by this Agreement.

     (e) Each of the Company and Parent shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its subsidiaries, from any third party or any Governmental Entity with respect to the Offer, the Merger and the other transactions contemplated by this Agreement. The Company and Parent each shall give prompt notice to the other of any change that is reasonably likely to result in a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable.

     (f) The Company shall provide Parent with a certificate, satisfying the requirements of Treasury Regulations Sections 1.897-2(h) and 1.1445-3, that the Company was not a United States real property holding corporation within the meaning of Section 897(c) of the Code within any time during each of the five-year periods ending on the dates the Offer is consummated and the Effective Time occurs.

     SECTION 6.02. Stockholders' Meetings. (a) The Company shall, in accordance with Delaware Law and the Company's Certificate of Incorporation and By-Laws, take all action necessary to convene a meeting of holders of Company Common Stock (the "Company Stockholders' Meeting") as promptly as practicable but in no event more than 45 days after the S- 4 Registration Statement is declared effective, to consider and vote upon the approval of the Merger. Subject to fiduciary obligations under applicable law, the Board shall recommend such approval, shall not withdraw or modify such recommendation and shall take all lawful action to solicit such approval. Without limiting the generality of the foregoing, if the Board withdraws or modifies its recommendation, the Company nonetheless shall cause the Company Stockholders' Meeting to be convened and a vote taken with respect to the Merger and the Board shall communicate to the Company's stockholders its basis for such withdrawal or modification as contemplated by Section 251 of the Delaware Law. Parent and Merger Sub shall cause all shares of Company Common Stock purchased pursuant to the Offer and all other shares of Company Common Stock owned by them or any of their subsidiaries or affiliates to be voted to adopt and approve this Agreement and the Merger at the Company Stockholders' Meeting.

     (b) Parent shall, in accordance with Delaware Law and Parent's Certificate of Incorporation and By-Laws, take all action necessary to convene a meeting of holders of Parent Common Stock as promptly as practicable but in no event more than 45 days after the S-4 Registration Statement is declared effective, to consider and vote upon the approval of the Parent Preferred Stock Matters. Parent's board of directors shall recommend such approval, shall not withdraw or modify such recommendation and shall take all lawful action to solicit such approval.

     SECTION 6.03. Access to Information; Confidentiality. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject, the Company and Parent shall (and they shall cause each of their respective subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other party, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company and Parent shall (and they shall cause each of their respective subsidiaries to) furnish promptly to the other party all information concerning its business, properties and personnel as such party may reasonably request, and shall make available to the other party the appropriate individuals (including attorneys, accountants and other professionals) for discussion of its business, properties and personnel as such party may reasonably request. The Company and Parent shall keep such information confidential in accordance with the terms of the confidentiality agreement dated April 23, 1998 (the "Confidentiality Agreement") between Parent and the Company's subsidiary. Notwithstanding the foregoing, no such review, inquiry or investigation shall affect any representations or warranties of any parties herein or the conditions to the obligations of any parties.

     SECTION 6.04. Consents, Approvals. Each of the Company and Parent shall use reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all approvals of Governmental Entities), and the Company and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby.

     SECTION 6.05. Stock Options. The Board (or a committee thereof) shall adopt such resolutions and take such other actions, if any, as may be required to provide that as soon as practicable after the date of the consummation of the Offer, and contingent upon the Offer, all outstanding unexercised options granted under the Employee Plan and the Directors' Plan shall be canceled and each holder of an unexercised stock option shall be entitled to receive a cash payment equal to the product of (x) the number of shares of Company Common Stock underlying such unexercised stock option and (y) the excess of (1) the Per Share Amount over (2) the per share exercise price of the unexercised stock option.

     SECTION 6.06. Employment Matters. (a) Except as contemplated by this Agreement, for not less than one year following the Effective Time, Parent shall cause the Surviving Corporation to maintain compensation and employee benefits plans and arrangements and perquisites for employees of the Company and its subsidiaries that, in the aggregate, are substantially comparable to those provided pursuant to their compensation and employee benefit plans and arrangements and perquisites in effect on the date hereof. Notwithstanding the above, Parent and Surviving Corporation shall have the right in the good faith exercise of their managerial discretion, to terminate or make changes or cause changes to be made in compensation, benefits and other terms of employment of any employee and to terminate the employment of any employee.

     (b) Parent shall cause the Surviving Corporation to perform the Company's obligations under the Termination Benefits Agreements, dated as of April 11, 1997, between the Company and each of its executive officers unless any such officer agrees otherwise.

     SECTION 6.07. Agreements of Affiliates. The Company shall deliver to Parent, prior to the date the S-4 Registration Statement becomes effective under the Securities Act, a letter (an "Affiliate Letter") identifying all persons who are, or may be deemed to be, at the time of the Company Stockholders' Meeting, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each person who is identified as an "affiliate" in the Affiliate Letter to deliver to Parent, prior to the Effective Time, a written agreement (an "Affiliate Agreement") in substantially the form of Exhibit E hereto.

     SECTION 6.08. Indemnification. (a) The Certificate of Incorporation of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Certificate of Incorporation and By-Laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who between the date hereof and the Effective Time were directors or officers of the Company, unless such modification is required by law.

     (b) After the election of Merger Sub's designees representing at least a majority of the members of the Board in accordance with Section 1.03, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-Laws, indemnify and hold harmless, each director and officer of the Company or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission by such director or officer by virtue of their holding the office of director or officer occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) for a period of six years after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation and Parent and (ii) neither the Surviving Corporation nor Parent shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

     (c) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous ) with respect to claims arising from or related to facts or events that occurred at or before the Effective Time; provided, however, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the annual premiums paid as of the date hereof by the Company for such insurance (such 150% amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium; provided further, if such insurance coverage cannot be obtained at all, Parent shall purchase all available extended reporting periods with respect to pre-existing insurance in an amount that, together with all other insurance purchased pursuant to this
Section 6.08(c), does not exceed the Maximum Premium. The Company represents to Parent that the Maximum Premium is $288,000. Parent agrees, and will cause the Company, not to take any action that would have the effect of limiting the aggregate amount of insurance coverage required to be maintained for the individuals referred to in this Section 6.08(c).

     SECTION 6.09. Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 6.10. Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto in good faith shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

     SECTION 6.11. Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the NYSE if it has used all reasonable efforts to consult with the other party.

     SECTION 6.12. Listing and Delisting. Parent shall use its best efforts to cause the shares of Parent Preferred Stock to be issued in the Merger, the shares of Parent Common Stock issuable upon conversion of the Parent Preferred Stock issuable in the Merger, and the Exchange Debentures (as defined in Exhibit
B) prior to or upon issuance thereof, to be approved for listing on the NYSE. The Surviving Corporation shall use its best efforts to cause the Common Stock to be de-listed from the NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time.

     SECTION 6.13. Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article II. Except as otherwise provided in Section 8.03, whether or not the Merger is consummated, all other costs and expenses incurred in connection with this Agreement and the Offer, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the S-4 Registration Statement and printing and mailing the Prospectus/Proxy Statement and the S-4 Registration Statement shall be shared equally by Parent and the Company.

     SECTION 6.14. Financing. Parent shall use its best efforts to put in place the financing described in the letter dated October 21, 1998 (the "Commitment Letter") from Bankers Trust Company to Parent. Parent shall use its best efforts to ensure that the conditions described in the Commitment Letter are fulfilled in a timely manner, including, without limitation, the condition that the recommendation of the board of directors of Parent with respect to the transactions referred to therein shall not have been modified in any material respect or withdrawn. The Company shall cooperate with all reasonable requests of Parent, and take all actions as may be reasonably requested by Parent, in connection with obtaining such financing.


                                   ARTICLE VII
                            CONDITIONS TO THE MERGER

     SECTION 7.01. Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

     (a) Effectiveness of the Registration Statement. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Prospectus/Proxy Statement shall have been initiated or threatened by the SEC;

     (b) Stockholder Approvals. This Agreement and the Transactions shall have been approved and adopted by the requisite vote of the stockholders of the Company and the Parent Preferred Stock Matters shall have been approved and adopted by the requisite vote of the stockholders of Parent;

     (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other similar binding legal restraint or prohibition preventing the consummation of the Merger shall be in effect, and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal; and

     (d) Offer. Parent, Merger Sub or their affiliates shall have purchased, or caused to be purchased, shares of Company Common Stock pursuant to the Offer or pursuant to the Stockholders Agreement.

     SECTION 7.02. Additional Condition to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the condition that the shares of Parent Preferred Stock to be issued in the Merger and the shares of Parent Common Stock issuable upon conversion of Parent Preferred Stock shall have been approved for listing, subject to official notice of issuance, on the NYSE.

                                  ARTICLE VIII
                                   TERMINATION

     SECTION 8.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

     (a) by mutual written consent duly authorized by the respective boards of directors of Parent and the Company; or

     (b) by either Parent or the Company if the Merger shall not have been consummated by October 31, 2000 (provided that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

     (c) by either Parent or the Company if a court of competent jurisdiction or Governmental Entity shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

     (d) by Parent or the Company, if Company Common Stock has not been purchased pursuant to the Offer or pursuant to the Stockholders Agreement prior to April 30, 1999 (provided that Parent or the Company, as applicable, is not then in material breach hereof); or

     (e) as long as Company Common Stock has not been purchased pursuant to the Offer or pursuant to the Stockholders Agreement, by Parent, if (i) the Board shall withdraw, modify or change its recommendation of this Agreement, the Offer or the Merger in a manner adverse to Parent or shall have resolved to do so; or
(ii) the Board shall have recommended, taken a "neutral" position with respect to, resolved to accept or accepted an Acquisition Proposal; or

     (f) as long as Company Common Stock has not been purchased pursuant to the Offer or pursuant to the Stockholders Agreement, by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company, set forth in this Agreement or if any representation or warranty of the Company, shall have become untrue, in either case, such that the breach would give rise to the failure of a condition set forth in Exhibit A (a "Terminating Breach"), provided that, if such Terminating Breach is curable prior to the expiration of 30 days from its occurrence (but in no event later than April 30, 1999) by the Company through the exercise of its reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts, Parent may not terminate this Agreement under this Section 8.01(f) until the expiration of such period without such Terminating Breach having been cured; or

     (g) by the Company if, as of any scheduled or extended expiration date of the Offer occurring later than 150 days after the commencement by Merger Sub of the Offer, all of the conditions to the Offer set forth in Exhibit A have been satisfied or waived except for the condition set forth in paragraph (j) of Exhibit A; provided, that the Company may not terminate this Agreement pursuant to this Section 8.01(g) if the Company's failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to satisfy the condition set forth in paragraph (j) of Exhibit A; or

     (h) by Parent if the Offer has expired or has been terminated in accordance with the terms set forth in this Agreement (including Exhibit A) without Company Common Stock having been purchased pursuant to the Offer.

     SECTION 8.02. Effect of Termination. In the event of the termination of this Agreement and the abandonment of the Merger pursuant to Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto (or any of its affiliates, directors, officers, employees, agents, legal and financial advisors or other representatives) except
(i) as set forth in Sections 6.13, 8.03 and 9.01 and (ii) nothing herein shall relieve any party from liability or damages resulting from any breach of this Agreement.

     SECTION 8.03. Fees and Expenses. (a) Except as set forth in Section 6.13 and this Section 8.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

     (b) The Company shall pay Parent a fee of $25,000,000, plus actual, documented and reasonable out-of-pocket expenses of Parent, not in excess of $5,000,000, relating to the transactions contemplated by this Agreement (including, but not limited to, fees and expenses of Parent's counsel), upon the earliest to occur of the following events:

          (i) the termination of this Agreement by Parent pursuant to Section 8.01(e) and the Minimum Condition shall not have been satisfied at the scheduled or any extended expiration date of the Offer following the occurrence of the event giving rise to Parent's right to terminate this Agreement pursuant to Section 8.01(e); or

          (ii) the termination of this Agreement by Parent pursuant to Section 8.01(h) if any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) shall have publicly made an Acquisition Proposal, the Offer shall have remained open until at least the scheduled or any extended expiration date following the date such Acquisition Proposal is made and the Minimum Condition shall not have been satisfied at the scheduled or any extended expiration date of the Offer; or

          (iii) the termination of this Agreement by Parent pursuant to Section 8.01(f) if any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) shall have publicly made an Acquisition Proposal and the Company enters into a binding written agreement concerning a transaction that constitutes an Acquisition Proposal within one year after the date of such termination;

     provided, however, that no fee or expense reimbursement shall be payable pursuant to this Section 8.03(b) if Parent or Merger Sub shall then be in willful material breach of its obligations hereunder.

     (c) Parent shall pay the Company a fee of $10,000,000, plus actual, documented and reasonable out-of-pocket expenses of the Company, not in excess of $2,000,000, relating to the transactions contemplated by this Agreement (including, but not limited to, fees and expenses of the Company's counsel), upon the termination of this Agreement by the Company pursuant to Section 8.01(g) if the condition set forth in paragraph (j) of Exhibit A has not been satisfied due solely to the failure of one or more of the Excluded Conditions; provided, however, that no fee or expense reimbursement shall be payable pursuant to this Section 8.03(c) if the Company shall then be in willful material breach of its obligations hereunder. For purposes of this Section 8.03(c), "Excluded Conditions" means the conditions precedent identified in the following paragraphs under the heading "Conditions Precedent to the Initial Loans" in Exhibit B to the Commitment Letter: (iii) (to the extent it relates to the recommendation of the board of directors of Parent), (v) (change of control of Parent), (vii) (material adverse effect to the extent it relates to Parent),
(xiii) (indebtedness of Parent) and (xiv) (material adverse effect on markets).

     (d) The fee payable pursuant to Section 8.03(b) or Section 8.03(c) shall be paid within one business day after the first to occur of the events described in
Section 8.03(b)(i), (ii) or (iii) or Section 8.03(c).

     (e) All transfer, documentary, sales, use, stamp, registration and other such taxes (including, without limitation, any penalties and interest) incurred in connection with this Agreement by the Company and its stockholders (including, without limitation, any New York States Real Estate Transfer Tax, New York City Real Property Transfer Tax and New York State Stock Transfer Tax and other similar taxes imposed by any other State of the United States or other taxing jurisdiction) shall be borne and paid by Parent, and Parent will, at its own expense, file all necessary Tax Returns with respect to all such taxes and, if required by applicable law, the Company will, and will cause its subsidiaries to, join in the execution of any such Tax Returns.


                                   ARTICLE IX
                               GENERAL PROVISIONS

     SECTION 9.01. Effectiveness of Representations, Warranties and Agreements. Except as otherwise provided in this Section 9.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that the agreements set forth in Article II and in Section 6.05 (Stock Options), 6.08 (Indemnification) and 6.12 (Listing and Delisting) shall survive the consummation of the Merger and those set forth in Section 6.13 (Expenses),
Section 8.02 (Effect of Termination) and Section 8.03 (Fees and Expenses) shall survive termination of this Agreement. The Confidentiality Agreement shall survive termination of this Agreement as provided therein.

     SECTION 9.02. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address shall be effective upon receipt) or sent by electronic transmission, with confirmation received, to the telecopy number specified below:

         (a)    If to Parent or Merger Sub:

                Superior Telecom Inc.
                1790 Broadway
                New York, New York 10019-1412
                Telecopier No.: (212) 757-3423
                Attention: General Counsel

                With a copy to:

                Proskauer Rose LLP
                1585 Broadway
                New York, New York 10036
                Telecopier No.:  (212) 969-2900
                Attention:  Ronald R. Papa, Esq.

         (b) If to the Company:

                Essex International Inc.
                1601 Wall Street
                Fort Wayne, Indiana 46802
                Telecopier No.: (219) 461-4565
                Attention: General Counsel

                With a copy to:

                Cooley Godward LLP
                Five Palo Alto Square
                3000 El Camino Real
                Palo Alto, California  94306
                Telecopier No.:  (650) 857-0663
                Attention:  Richard Climan, Esq.

                and

                Bessemer Partners & Co.
                630 Fifth Avenue
                New York, New York 10111
                Telecopier No.:  (212) 969-9032
                Attention: Robert D. Lindsay

                and

                Cravath, Swaine & Moore
                825 Eighth Avenue
                New York, New York  10019
                Telecopier No.:  (212) 474-3700
                Attention:  Richard Hall, Esq.

     SECTION 9.03. Certain Definitions. For purposes of this Agreement, the term:

     (a) "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the first mentioned person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 10 percent or more;

     (b) "beneficial owner" with respect to any shares of Company Common Stock, means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 under the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

     (c) "business day" means any day other than a day on which banks in New York City are required or authorized to be closed;

     (d) "Company Material Adverse Effect" means any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, is materially adverse to the business, results of operations, or financial condition of the Company and its subsidiaries, taken as a whole; provided, however, that in determining whether there has been a Company Material Adverse Effect, any adverse effect attributable to the following shall be disregarded: (i) general economic or business conditions;
(ii) general industry conditions; (iii) the taking of any action permitted or required by this Agreement; (iv) the announcement or pendency of the Offer, the Merger or any of the other transactions contemplated by this Agreement; (v) the breach by Parent or Merger Sub of this Agreement; and (vi) a decline in the Company's stock price; in each case, to the extent that such adverse effect is attributable to such event;

     (e) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

     (f) "Environment" means any surface or subsurface physical medium or natural resources, including air, land, soil, surface waters, ground waters, stream and river sediments, biota and any indoor area, surface or physical medium;

     (g) "Environmental Laws" means any applicable federal, foreign, state, local or common law, rule, regulation, ordinance, code, order or judgment (including any binding judicial or administrative interpretations, guidances, directives, policy statements or opinions) relating to the injury to, or the pollution or protection of, human health and safety or the Environment;

     (h) "Environmental Liabilities" means any claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities, encumbrances, liens, violations, costs and expenses (including attorneys' and consultants' fees) of investigation, remediation, monitoring or defense of any matter relating to human health, safety or the Environment of whatever kind or nature by any party, entity or authority, (A) which are incurred as a result of
(i) the existence of Hazardous Substances generated by the Company or any of its subsidiaries or in, on, under, at or emanating from any Real Property, (ii) the Company's or any of its subsidiary's offsite transportation, treatment, storage or disposal of Hazardous Substances or (iii) the violation of any Environmental Laws or (B) which arise under Environmental Laws;

     (i) "Governmental Entity" means any United States or foreign governmental, administrative or regulatory authority, commission, body, agency or other authority;

     (j) "Hazardous Substances" means petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead based paint, radon, urea formaldehyde, asbestos or any materials containing asbestos, and any materials or substances regulated or defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous constituents," "toxic substances," "pollutants," "contaminants" or regulated under any Environmental Law by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity;

     (k) "Parent Material Adverse Effect" means any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Effect, is materially adverse to the business, results of operations, or financial condition of Parent and its subsidiaries, taken as a whole; provided, however, that in determining whether there has been a Parent Material Adverse Effect, any adverse effect attributable to the following shall be disregarded: (i) general economic or business conditions; (ii) general industry conditions; (iii) the taking if any action permitted or required by this Agreement; (iv) the announcement or pendency of the Offer, the Merger or any of the other transactions contemplated by this Agreement; (v) the breach by the Company of this Agreement; and (vi) a decline in Parent's stock price; in each case, to the extent that such adverse effect is attributable to such event;

     (l) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

     (m) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

     (n) "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, provincial, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and

     (o) "Tax Returns" shall mean returns, reports and information statements with respect to Taxes required to be filed with the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

     SECTION 9.04. Amendment. Subject to 1.03(b), this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 9.05. Waiver. Subject to Section 1.03(b), at any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 9.06. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.07. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 9.08. Entire Agreement. This Agreement (including any exhibits hereto), the Company Disclosure Schedule, the Parent Disclosure Schedule and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and undertakings both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     SECTION 9.09. Assignment, Merger Sub. This Agreement shall not be assigned by operation of law or otherwise, except that Merger Sub may assign all of its rights hereunder to any direct or indirect wholly owned subsidiary of Parent, provided that no such assignment shall relieve Merger Sub of its obligations hereunder.

     SECTION 9.10. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied (including, without limitation, Section 6.06 (Employment Matters)), is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Article II and Sections 6.05 (Stock Options), 6.08 (Indemnification) and 6.12 (Listing and Delisting).

     SECTION 9.11. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 9.12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE.

     SECTION 9.13. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 9.14. Waiver of Jury Trial. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                      SUPERIOR TELECOM INC.


                      By:  /s/ Steven S. Elbaum
                         -------------------------------------------
                      Name:    Steven S. Elbaum
                      Title:   Chairman of the Board,
                               President and Chief Executive Officer


                      SUT ACQUISITION CORP.


                      By:  /s/ Steven S. Elbaum
                         -------------------------------------------
                      Name:    Steven S. Elbaum
                      Title:   Chairman of the Board,
                               President and Chief Executive Officer

                      ESSEX INTERNATIONAL INC.


                      By:  /s/ Steven R. Abbott
                         -------------------------------------------
                      Name:    Steven R. Abbott
                      Title:   President and Chief Executive Officer

                                    EXHIBIT A

                             CONDITIONS TO THE OFFER

     Notwithstanding any other provisions of the Offer, subject to the terms of the Agreement, Merger Sub shall not be required to accept for payment or pay for any shares of Company Common Stock tendered pursuant to the Offer, and may terminate or amend the Offer and may postpone the acceptance for payment of, or payment for, shares of Company Common Stock tendered, if, at any scheduled or extended expiration date of the Offer, (i) the Minimum Condition shall not have been satisfied, (ii) any applicable waiting period under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer (the "HSR Condition") or (iii) any of the following conditions shall exist:

     (a) there shall have been instituted or be pending or threatened any action or proceeding by any Governmental Entity or any other person (in the case of any suit, action or proceeding by a person other than a Governmental Entity, such suit, action or proceeding having a reasonable likelihood of success in regard to the relief sought in any of clauses (i) through (v) below): (i) challenging or seeking to make illegal, materially delay or otherwise directly or indirectly restrain or prohibit or make materially more costly the making of the Offer, the acceptance for payment of, or payment for, any shares of Company Common Stock by Parent, Merger Sub or any other affiliate of Parent, or the consummation of any other Transaction, or seeking to obtain material damages in connection with any Transaction; (ii) seeking to prohibit or limit materially the ownership or operation by the Company, Parent or any of their subsidiaries of all or any material portion of the business or assets of the Company, Parent or any of their subsidiaries, or to compel the Company, Parent or any of their subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company, Parent or any of their subsidiaries, as a result of the Transactions; (iii) seeking to impose or confirm material limitations on the ability of Parent, Merger Sub or any other affiliate of Parent to exercise effectively full rights of ownership of any shares of Company Common Stock, including, without limitation, the right to vote any shares of Company Common Stock acquired by Merger Sub pursuant to the Offer or otherwise on all matters properly presented to the Company's stockholders, including, without limitation, the approval and adoption of this Agreement and the transactions contemplated hereby; (iv) seeking to require divestiture by Parent, Merger Sub or any other affiliate of Parent of any shares of Company Common Stock; or (v) which otherwise has a Company Material Adverse Effect;

     (b) there shall have been any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction enacted, entered, enforced, promulgated, amended, issued or deemed applicable to (i) Parent, the Company or any subsidiary or affiliate of Parent or the Company or
(ii) the Offer, the Merger or any Transaction, by any legislative body, court, government or Governmental Entity, domestic or foreign, other than the routine application of the waiting period provisions of the HSR Act to the Offer or the Merger, which is reasonably likely in the good faith judgment of the Parent to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

     (c) after the date of the Agreement, there shall have occurred any change, condition, event or development that has a Company Material Adverse Effect;

     (d) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the NYSE for a period in excess of 24 hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchange not related to market conditions),
(ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) a commencement of a war or armed hostilities or other similar national or international crisis directly or indirectly involving the United States having, or which could reasonably be expected to have, a substantial continuing general effect on business and financial conditions in the United States or (iv) in the case of any of the foregoing existing on the date hereof, in the good faith judgment of the Parent a material acceleration or worsening thereof;

     (e) (i) the Board or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Merger Sub the approval or recommendation of the Offer, the Merger or the Agreement, or approved or recommended any takeover proposal or any other acquisition of shares of Company Common Stock other than the Offer and the Merger or (ii) the Board or any committee thereof shall have resolved to do any of the foregoing;

     (f) any representation or warranty of the Company in the Agreement shall not be true and correct as if such representation and warranty was made as of the date of the expiration of the Offer, except for (i) changes contemplated by the Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall be determined as of such date) and
(iii) where the failure to be true and correct would not, together with all other such failures, have a Company Material Adverse Effect;

     (g) the Company or any other person (other than Parent and Merger Sub) shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under the Agreement;

     (h) the Agreement shall have been terminated in accordance with its terms;

     (i) Merger Sub and the Company shall have agreed that Merger Sub shall terminate the Offer or postpone the acceptance for payment of or payment for shares of Company Common Stock thereunder; or

     (j) the conditions set forth in the Commitment Letter shall not have been satisfied or waived or the financing contemplated thereby shall not have been effected;

which, in the sole judgment of Merger Sub in any such case, and regardless of the circumstances (including any action or inaction by Parent or any of its affiliates) giving rise to any such condition, makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of or payment for the shares of Company Common Stock.

     The foregoing conditions are for the sole benefit of Merger Sub and Parent and may be asserted by Merger Sub or Parent regardless of the circumstances giving rise to any such condition or may, subject to Section 1.01 of the Agreement, be waived by Merger Sub or Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.